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Exhibit 10(x) - 1996 Outside Directors Deferred Stock Plan.
- -----------------------------------------------------------

                           KEITHLEY INSTRUMENTS, INC.
                   1996 OUTSIDE DIRECTORS DEFERRED STOCK PLAN


                  Keithley Instruments, Inc. (the "Company") hereby establishes the Keithley Instruments, Inc. 1996 Outside Directors Deferred Stock Plan, effective as of February 10, 1996 (the "Plan").

                  The Plan is established for the purposes of deferring outside directors' fees and paying those fees in the form of no par value Common Shares of Keithley Instruments, Inc. ("Shares").

                  The Plan is intended not to be subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is intended to be an unfunded plan of deferred compensation for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), and is intended not to satisfy any qualification requirements of Section 401 of the Code.

                                    ARTICLE 1
                                    ---------
                                DEFERRAL OF FEES
                                ----------------

1.1      Method of Deferral.
         -------------------

         Each outside director may elect to defer receipt of all or a portion (but not less than 50%) of the director's fees payable to such director in respect of a given calendar year, by signing a deferral agreement and delivering it to the Committee on or before the July 31st next preceding the calendar year for which such director's fees are earned and otherwise become payable. For Plan purposes, the term "director's fees" shall include all meetings fees (including committee and special meetings fees), but shall not include any paid or reimbursed expenses. In each Deferral Agreement, the director (the "Participant") will irrevocably elect (i) the percentage of his or her director's fees to be deferred, (ii) whether the amount deferred shall take the form of Shares or cash; and (iii) subject to Section 2.1 hereof, the date or dates on which the deferred cash or Shares shall be distributed.

                                    ARTICLE 2
                                    ---------
                                  DISTRIBUTIONS
                                  -------------

2.1      Date of Distribution.
         ---------------------

         The balance of the Deferral Account of a Participant shall be distributed to the Participant or, in the event of the death of the Participant, the person designated by the Participant as beneficiary (the "Beneficiary") within thirty (30) days following (a) the later of
         (i) the date the Participant terminates his or her service on the Board of Directors of the Company; or (ii) the date elected by the Participant in the Deferral Agreement (which shall not be less than five (5) years following the year in which such fees are earned); or
         (b) if earlier than the date specified in part (a) hereof, the date such Participant dies.


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2.2      Method of Distribution.
         -----------------------

         Each distribution of the balance of a Deferral Account shall be paid in a single sum or Share certificate or, if elected by the Participant in the Deferral Agreement, in installments.

2.3      Amount of Distribution.
         -----------------------

         The amount of any single sum payment or distribution shall be equal to the balance of the Deferral Account or, in the case of a distribution of Shares, the number of whole Shares credited to such Account (any fractional interest to be paid in cash). The amount of each installment payment shall be equal to the balance of the Deferral Account multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installments remaining. Installment distributions to be made in the form of Shares shall be rounded to the nearest whole Share.

                                    ARTICLE 3
                                    ---------
                                    ACCOUNTS
                                    --------

3.1      Establishment of Deferral Account.
         ----------------------------------

         The Committee shall establish a Deferral Account in the name of each Participant. Such Account shall be established as of the first date that such director's fees otherwise would have been paid to such Participant. Each Deferral Account shall be credited with the deferred portion of such director's fees.

3.2      Investment of Account.
         ----------------------

         All credits to a Deferral Account of a Participant shall be deemed to be invested in Shares or an interest-bearing account, as such Participant shall elect. The number of Shares credited to a Participant's Deferral Account by virtue of such Participant's election to invest in Shares shall determined by reference to that number of whole Shares actually purchased in the open market by the Agent determined in accordance with Article 5 hereof, based on the funds provided to the agent as a result of such Participant's election; provided that such deemed investment in Shares shall be credited based on such Agent's purchase activities without discriminating in favor of or against any individual Participant; and provided further, that a Participant shall at all times have only a contractual right to receive cash and/or Shares in the future, and shall not acquire any beneficial ownership interest in, or have any control over, any Shares actually acquired or held by such Agent. Any amount of Deferral otherwise elected by a Participant to be invested in Shares and not credited as whole Shares shall be credited with interest in accordance with Section
         4.2 hereof, until capable of being used to purchase whole Shares.



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3.3      Nature of Accounts.
         -------------------

         All credits to a Deferral Account of a Participant shall be recorded as an obligation of the Company on its books and records. However, no Participant or Beneficiary shall have any proprietary rights of any nature with respect to any Account of any Participant or with respect to any funds, securities or other property owned by the Company or any third party beneficially for the Company. All payments and distributions made or due under the Plan shall be made from the Company's general funds, or from funds or other sources in which the Company has a beneficial interest. In no event shall any Participant or Beneficiary have any claim or right to any payment or any distribution of property hereunder that is superior to any claims or rights of any general unsecured creditor of the Company.

                                    ARTICLE 4
                                    ---------
                                INVESTMENT FUNDS
                                ----------------

4.1      Investment Elections.
         ---------------------

         Each Participant shall make an investment election in the manner prescribed by the Committee, directing the manner in which his/her Deferrals shall be deemed to be invested. Each investment election must be made at the time the applicable Deferral Agreement is signed and may not be revoked or changed. Each Participant may make a separate investment election for each of his/her Deferral Accounts. Each investment election shall specify that Deferrals shall be deemed to either be invested in Shares or deposited in an account bearing interest at the prime rate. For this purpose, "prime rate" means the stated annual interest rate established by Society National Bank or its direct successor ("Society") from time to time as its prime or base rate, whether or not publicly announced and without regard to whether such rate is Society's most borrower-favorable or best interest rate. Subject to any minimum or maximum rate limitations specified by applicable law, the prime rate will automatically and immediately change from time to time effective as of the effective date of each such change in the prime rate.



4.2      Nature of Investment Funds.
         ---------------------------

         Notwithstanding any contrary provision in the Plan, or in any trust or agency relationship established by the Company or the Committee (or to which the Company or the Committee is or are parties), or in any Deferral Agreement, each Deferral Account is a mere unsecured promise by the Company to make payments in the future and no Participant shall have any right or interest in any particular funds, securities or property of the Company, or any trust or escrow.



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                                    ARTICLE 5
                                    ---------
                                    THE AGENT
                                    ---------

5.1      Appointment, Replacement of Agent.
         ----------------------------------

         The Committee shall select and appoint an agent with limited authority to act on its behalf and for and on behalf of the Plan, with respect to the purchase, holding and accumulation of Shares (the "Agent"). The Agent shall serve at the pleasure of the Committee and may resign, or be removed by the Committee, upon the giving of thirty (30) days prior written notice (which may be waived by mutual written consent of the Committee and the then-incumbent Agent). The Company shall promptly transfer to and deposit with the Agent cash in an amount equal to the deferrals made by participating directors under the Plan. A party shall not be precluded from serving as Agent merely because such party (or an affiliate thereof) otherwise represents or provides services for the Company, or is (or at any time functions as) a "market maker" in the Shares of the Company; provided, that all Shares acquired by the Agent in connection with the Plan shall be acquired strictly in accordance with Section 5.2 hereof, and shall in no event be acquired by the Agent from Shares then held by the Agent for its own account.

5.2      Rights, Duties and Responsibilities of Agent.
         ---------------------------------------------

         The Agent shall have the following rights, duties and responsibilities, in addition to any other duties and responsibilities specified by the Committee in any written agency agreement to which the Agent is a party:

         (a) Acting at its discretion with respect to timing, price and broker or dealer, the Agent shall acquire by purchase Shares in the open market, using any amounts actually received from the Company in respect of deferrals made under the Plan or in respect of any Shares held by the Agent, but in no event buying or trading "on margin" or buying Shares from its own account;

         (b) Promptly voting or otherwise exercising all rights capable of being exercised by record-holders of Shares;

         (c) Surrendering, delivering, tendering or transferring Shares, as and when directed by the Committee, to such persons or parties as the Committee may in writing designate; and

         (d) Maintaining an appropriate record of all transactions involving Shares, or any amounts directly or indirectly received from the Company;

         provided, that the Agent shall not discriminate or differentiate as between individual participants with respect to the timing and purchase of Shares.



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5.3      Status of Shares, Other Property.
         ---------------------------------

         Any Shares or other property held by the Agent, including any earnings, income or accretions on such Shares or other property, shall be held by the Agent and used exclusively for the uses and purposes of the Participants (and their Beneficiaries) and the general creditors of the Company; however, Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any Shares or other property directly or indirectly received, acquired or held by the Agent. Any rights created under the Plan and any related agency agreement shall be mere unsecured contractual rights of Participants and their Beneficiaries against the Company. Any assets held by or on behalf of the Agent will be subject to the claims of the Company's general creditors, as determined under all relevant federal and state law. The Company shall pay directly, or reimburse the Agent for, any and all taxes and related expenses due in respect of any income or gains on assets held or acquired by the Agent.

                                    ARTICLE 6
                                    ---------
                        PLAN OPERATION AND ADMINISTRATION
                        ---------------------------------

6.1      Powers of the Committee.
         ------------------------

         The Plan shall be administered by a committee (the "Committee"), appointed by the Company's Board of Directors by appropriate resolution and serving at the full Board's sufferance. The Committee shall be comprised of any two (2) directors not participating in, and not then eligible to participate in, the Plan. The Committee will have plenary authority to administer the Plan, including, without limitation, the following authority:

         (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

         (b) to interpret the Plan and to decide all matters arising thereunder, including the right to resolve or remedy any ambiguities, inconsistencies or omissions;

         (c) to compute the amounts payable to any Participant or Beneficiary or other person in accordance with the provisions of the Plan;

         (d) to authorize the Agent to make disbursements, or to otherwise authorize disbursements to be made from or under the Plan;

         (e) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code or other applicable law;



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         (f)      to appoint such agents, counsel, accountants and consultants as may be desirable to assist in administering the Plan, and provide for the payment and appropriate indemnification by the Company of such parties;

         (g) to exercise the other powers that are expressly granted to it herein (including the right to vote, or give or tender proxies with respect to, any Shares held by the Agent), or any powers that are impliedly necessary for it to carry out any of its responsibilities hereunder; and

         (h) by written instrument, to delegate any of the foregoing powers.

         The Committee will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, the Agent, counsel or other expert retained by the Committee to assist it in administering the Plan and all decisions and determinations of the Committee shall be final.

6.2      Indemnification.
         ----------------

         In addition to whatever rights of indemnification to which employees, officers and directors of the Company may be entitled under the articles of incorporation, regulations or bylaws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy any liabilities actually and reasonably incurred by any such employee, officer or director, including expenses, attorneys' fees, judgments, fines and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion of the Company or the Committee provided under the Plan or any agreement with the Agent, or reasonably believed by such person or persons to be provided thereunder, and any action taken by such person or persons in connection therewith.

6.3      Notices to Committee.
         ---------------------

         Notices and other communications to the Committee shall be sent to the Company's Chief Financial Officer, care of the Company's world headquarters. No notice or other communication shall be considered to have been given to or received by the Committee until it has been delivered to the Chief Financial Officer.



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                                    ARTICLE 7
                                    ---------
                                  MISCELLANEOUS
                                  -------------

7.1      Amendment.
         ----------

         The Company may amend the Plan, in any respect and for any reason, by action of the Company's board of directors without liability to any Participant, Beneficiary or other person for any such amendment or for any other action taken pursuant to this Section 7.1; provided, that (a) amendments shall be made no more frequently than once in any six
         (6)-consecutive month period, except as required to conform to changes made in the Internal Revenue Code and related rules, and (b) no amendment shall retroactively deprive any Participant of any right or benefit accrued as of the effective date of such amendment, except where necessary to comply with applicable law.

7.2      Plan Not Contract of Continuing Service.
         ----------------------------------------

         The existence of the Plan shall not create, evidence or change any contract for continuing service, or any continuing right to hold office, of any Participant. The right of the Company, or its shareholders, to take any action with respect to a director, including terminating the director's office or service at any time for any reason, shall not be affected by any provision of this Plan, and neither the Company nor its shareholders will be deemed responsible to provide continuing service for any reason at any time, solely by reason of this Plan.

7.3      Severability.
         -------------

         If any provision of the Plan shall be invalid, such provision shall be fully severable, and the remainder of the Plan and the application thereof shall not be affected thereby.

7.4      Prohibition on Assignment.
         --------------------------

         No right or interest under the Plan of any Participant or Beneficiary shall be subject at any time or in any manner to anticipation, alienation, sale, transfer, assignment (either at law or in equity), pledge, encumbrances (as security or otherwise), attachment, garnishment, levy, execution, or other legal or equitable process by creditors of the Participant or Beneficiary, and no Participant or Beneficiary shall have the power at any time or in any manner to anticipate, transfer, assign (either at law or in equity), alienate, or subject to attachment, garnishment, levy, execution or other legal or equitable process, or in any way encumber, such Participant's or Beneficiary's rights or interests under the Plan, and any attempt to do so shall be void; provided, however, that the Company shall have the unrestricted right to set off against or recover out of any payments or property due a Participant or Beneficiary at the time such payments or property would have otherwise been payable hereunder, any amounts owed the Company by such Participant or Beneficiary.



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7.5      Governing Law.
         --------------

         To the extent not preempted by federal law, the provisions of the Plan shall be construed, regulated and administered under the laws of the State of Ohio.

7.6      Satisfaction of Claims.
         -----------------------

         Any payment to any Participant or Beneficiary in accordance with the terms of the Plan shall, to the extent thereof, be in full satisfaction of all claims hereunder, whether they be against the Company, the Committee, or the Agent, any of whom may require the Participant or Beneficiary (or legal representative), as a condition precedent to such payment, to execute a release and receipt therefor.

7.7      No Liability.
         -------------

         Participation in the Plan is entirely at the risk of each Participant. Neither the Company, the Committee, the Agent, nor any other person associated with the Plan shall have any liability for any loss or diminution in the value of Deferral Accounts, or for any failure of the Plan to effectively defer recognition of income or to achieve any Participant's desired tax treatment or financial results.

7.8      Shares Subject to the Plan.
         ---------------------------

         The maximum dollar amount of Shares that may be acquired by the Plan during any calendar year shall not exceed the aggregate directors' fees eligible to be deferred hereunder by all those persons then eligible to become Participants hereunder. Any Shares acquired by the Plan may consist, in whole or part, of authorized and unissued shares or treasury shares, or Shares purchased in the open market by or on behalf of the Agent from cash or property then held thereby. If there is a merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Shares, such substitution or adjustment shall be made in the aggregate number of Shares held for distribution under the Plan as may be approved by the Committee in its sole discretion; provided that the number of Shares to be issued and distributed under the Plan shall always be a whole number. Any fractional Shares shall be eliminated and the value of such fractional Shares shall be deemed to have been transferred to the interest-bearing account as of the effective date of such substitution or adjustment.

7.9      Conditions to Effectiveness of Plan.
         ------------------------------------

         Notwithstanding anything in this Plan, any Deferral Agreement or any agency agreement to the contrary, the effectiveness of the Plan, any Deferral Agreements, and any agency agreement shall be conditioned on the Plan being approved by the Company's shareholders



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         at the Annual Meeting of Shareholders under the Securities Exchange Act of 1934 and other applicable law. If the Plan is not so approved, the Plan, all Deferral Agreements, and any agency agreement, shall be considered void ab initio and all fees and other amounts previously deferred pursuant to those Deferral Agreements shall be paid forthwith to the appropriate Participants, as if the relevant Deferral Agreements had never existed.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers as of this 11th day of December, 1995.

                        KEITHLEY INSTRUMENTS, INC.

                        By:     /s/ Joseph P. Keithley
                           ----------------------------------------------------

                        Title:  Chairman, President and Chief Executive Officer
                               ------------------------------------------------



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                               DEFERRAL AGREEMENT

         THIS DEFERRAL AGREEMENT is entered into pursuant to the provisions of Keithley Instruments, Inc. 1996 Outside Directors Deferred Compensation Plan ("Plan"). All capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan.

1. DEFERRAL ELECTION. I hereby elect to defer receipt of the following portion of my directors' fees (including all meetings fees, but not paid or reimbursed expenses) earned in respect of the period commencing January 1, _____ (enter any desired percentage not less than 50%):

         ___  I elect to defer ______% of my director's fees.

2. Deferral Period. (The Plan gives you the option of electing a Deferral Period, the balance of your Deferral Account established pursuant to this Agreement will be distributed to you within 30 days after the end of the Deferral Period (minimum, 5 years), or, if later, the date of cessation of service as a director of Keithley Instruments, Inc. (the "Company") (unless you die, in which case distribution will be made to your Beneficiary shortly following your date of death). If you do not elect a Deferral Period, your Account will be distributed within 30 days of the date of your cessation of service as a director of the Company, subject only to the special rule noted above in cases where death occurs prior to distribution.)

         Please check one of the following:

         ___ I elect a Deferral Period ending on ___________ (Must be a date at least 5 years after the close of the calendar year in which the director's fees are earned)

                                       OR

         ___  I do NOT wish to elect a Deferral Period.

3. METHOD OF DISTRIBUTION. I hereby elect distribution of the balance of the Deferral Account established pursuant to this Agreement: (check one)

         ___  in a single sum payment

                                       OR

         in _______ annual installments

4. INVESTMENT ELECTION. I direct that the amount I have deferred pursuant to Section 1 of this Agreement shall be deemed to be invested as follows, in the percentages indicated: (must be increments of 1%)



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         Shares (in whole Shares)                               ______%
         Cash with interest (prime rate,
                           as specified in Plan)                ______%

         I understand that this investment election cannot be changed. I also understand that this investment election is merely a device used to determine the amount payable to me under the Plan and does not provide me with any actual rights or interests in any particular funds, securities or property of the Company, or any property or assets held by any agent of the Company or the Committee, or in any Shares of Keithley Instruments, Inc. I also understand that my right to receive distributions under the Plan makes me a general unsecured creditor of the Company with no greater priority than any other general unsecured creditor of the Company.

5. BENEFICIARY: In the event of my death, I designate the following individual or entity as beneficiary to receive the balance of my Deferral Account:

                         _________________
                         _________________
                         _________________


6. MISCELLANEOUS. I understand that all elections made in this Agreement are irrevocable and that this Agreement is subject to the terms, conditions and limitations of the Plan, as in effect from time to time, in all respects. I agree to accept as final and binding all decisions and interpretations of the Committee relating to the Plan and this Agreement.

                             -----------------------------------
                             Signature of Director

                             -----------------------------------
                             Printed Name of Director

                             -----------------------------------
                             Social Security Number of Director

                             -----------------------------------
                             Date

Received and
accepted on behalf
of the Committee
this ____ day of
__________, 199_.


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